UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.01 per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2019, GMS Inc. (the “Company”) and R. Alan Adams, the Senior Vice President of Operations of the Company, entered into a retention and consulting agreement (the “Agreement”), pursuant to which Mr. Adams and the Company agreed that Mr. Adams will retire from his employment with the Company on December 31, 2019 (the “Retirement Date”). Pursuant to the Agreement, the Company will pay to Mr. Adams a retention bonus equal to $400,000 within thirty days following the Retirement Date, provided that he remains employed with the Company through the Retirement Date, or within thirty days following his earlier termination of employment without cause or resignation for good reason. The Agreement also provides that if Mr. Adams remains employed with the Company through the Retirement Date, then he will receive a prorated annual bonus for fiscal year 2020, and his then-vested options will remain outstanding through June 30, 2020. Mr. Adams has agreed that he will remain available for consulting services during the period beginning on the Retirement Date through June 30, 2020.

The foregoing summary is qualified in its entirety by reference to the Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Retention and Consulting Agreement with R. Alan Adams, dated as of September 27, 2019.
104	Cover Page formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: September 30, 2019	By:	/s/ Craig D. Apolinsky
		Name:	Craig D. Apolinsky
		Title:	Vice President, General Counsel and Corporate Secretary